Exhibit 99.1

GALAXY GAMING, INC.

6480 Cameron Street Suite 305

Las Vegas, Nevada 89118

(702) 939-3254

www.galaxygaming.com

Galaxy Gaming Announces its Meeting of Shareholders For 2022

LAS VEGAS, March 8, 2022 (GLOBE NEWSWIRE) – Galaxy Gaming, Inc. (OTCQB: GLXZ) (“Galaxy” or the “Company”), a developer and distributor of casino table games and enhanced systems, announced today that its meeting of Shareholders will be held virtually on June1, 2022, for shareholders of record as of April 6, 2022.  The Notice of Shareholders Meeting will be provided to shareholders of record as of April 6, 2022, in accordance with applicable statutes and regulations.

Forward-Looking Statements

Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Galaxy cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Galaxy files with the Securities and Exchange Commission.

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy Gaming (galaxygaming.com) develops and distributes innovative games, bonusing systems, and technology solutions to physical and online casinos worldwide. Galaxy Gaming offers games that are proven to perform developed by gaming experts and backed by the highest level of customer support. Through its subsidiary, Progressive Games Partners, Galaxy Gaming is the world’s leading licensor of proprietary table games to the online gaming industry. Connect with Galaxy Gaming on Facebook, YouTube, Instagram, and Twitter.

Contact:

Media: Phylicia Middleton (702) 936-5216

Investors:Harry Hagerty (702) 938-1740